Exhibit 99.1

Arrow Electronics Reports Second-Quarter 2016 Results

-- Margins Expand Over Prior Year --

-- Earnings Per Share of $1.45; Non-GAAP Earnings Per Share of $1.65 --

CENTENNIAL, Colo.--(BUSINESS WIRE)--August 2, 2016--Arrow Electronics, Inc. (NYSE:ARW) today reported second-quarter 2016 net income of $134.3 million, or $1.45 per share on a diluted basis, compared with net income of $123.9 million, or $1.28 per share on a diluted basis, in the second quarter of 2015. Excluding certain items1, net income would have been $152.7 million, or $1.65 per share on a diluted basis, in the second quarter of 2016, compared with net income of $148.9 million, or $1.54 per share on a diluted basis, in the second quarter of 2015. Second-quarter sales of $5.97 billion increased 2 percent from sales of $5.83 billion in the prior year. Second-quarter sales, adjusted for the impact of acquisitions, were flat year over year.

“By increasingly delivering more complex solutions, we capture a greater reward. That was evidenced by our margin performance,” said Michael J. Long, chairman, president, and chief executive officer. “Our core businesses remain healthy, and we made significant progress in the quarter with respect to our digital transformation, expanding our cloud solutions, and capturing the opportunities afforded by IoT to sell the capabilities of our entire enterprise.”

Global components second-quarter sales of $3.83 billion grew 4 percent year over year. Second-quarter sales, as adjusted, grew 1 percent year over year. Americas components sales were flat year over year. Europe components sales grew 7 percent year over year. Sales in the region, as adjusted, grew 3 percent year over year. Asia-Pacific components sales grew 5 percent year over year. Sales in the region, as adjusted, were flat year over year.

Global enterprise computing solutions second-quarter sales of $2.14 billion were flat year over year. Americas sales declined 2 percent year over year. Sales in the region, as adjusted, declined 6 percent year over year. Europe sales grew 6 percent year over year. Sales in the region, as adjusted, grew 4 percent year over year. “Our software-led solutions drove enterprise computing solutions operating income up 10 percent year over year, and we believe this is the best measure of the momentum in our business,” added Mr. Long.

“Cash flow from operations was $148 million in the second quarter as we continue to exceed our cash flow target,” said Chris Stansbury, senior vice president and chief financial officer. “During the quarter, we returned approximately $31 million to shareholders through our stock repurchase program. We had approximately $286 million of remaining authorization under our share repurchase programs at the end of the second quarter.”

SIX-MONTH RESULTS

Arrow’s net income for the first six months of 2016 was $240.5 million, or $2.59 per share on a diluted basis, compared with net income of $230 million, or $2.37 per share on a diluted basis in the first six months of 2015. Excluding certain items1, net income would have been $285 million, or $3.07 per share on a diluted basis, in the first six months of 2016 compared with net income of $276.7 million, or $2.86 per share on a diluted basis, in the first six months of 2015. In the first six months of 2016, sales of $11.45 billion increased 6 percent from sales of $10.83 billion in the first six months of 2015.

___________________________
1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE

“As we look to the third quarter, we believe that total sales will be between $5.65 billion and $6.05 billion, with global components sales between $3.725 billion and $3.925 billion, and global enterprise computing solutions sales between $1.925 billion and $2.125 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.23 to $1.35, and earnings per share on a diluted basis, excluding any charges, to be in the range of $1.45 to $1.57 per share. Our guidance assumes an average tax rate in the range of 27 to 29 percent and average diluted shares outstanding are expected to be 92.5 million. We are expecting the average USD-to-Euro exchange rate for the third quarter to be approximately $1.11 to €1,” said Mr. Stansbury.

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations serving over 85 countries.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data) (Unaudited)

	Quarter Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Sales	$5,972,101	$5,829,989	$11,446,278	$10,832,374
Costs and expenses:
Cost of sales	5,173,310	5,061,394	9,898,589	9,378,457
Selling, general, and administrative expenses	518,704	504,754	1,024,517	959,284
Depreciation and amortization	40,389	39,751	81,322	76,913
Restructuring, integration, and other charges	16,106	17,147	36,894	33,343
	5,748,509	5,623,046	11,041,322	10,447,997
Operating income	223,592	206,943	404,956	384,377
Equity in earnings of affiliated companies	2,227	1,903	4,083	3,216
Interest and other financing expense, net	39,024	34,696	74,599	65,550
Other expense, net	-	1,500	-	2,435
Income before income taxes	186,795	172,650	334,440	319,608
Provision for income taxes	51,457	47,967	92,510	88,834
Consolidated net income	135,338	124,683	241,930	230,774
Noncontrolling interests	1,068	751	1,425	784
Net income attributable to shareholders	$134,270	$123,932	$240,505	$229,990

Net income per share:
Basic	$1.46	$1.30	$2.62	$2.40
Diluted	$1.45	$1.28	$2.59	$2.37

Weighted average shares outstanding:
Basic	91,782	95,638	91,647	95,776
Diluted	92,693	96,649	92,771	96,874

ARROW ELECTRONICS, INC. CONSOLIDATED BALANCE SHEETS (In thousands except par value)

	July 2, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$495,771	$273,090
Accounts receivable, net	5,704,633	6,161,418
Inventories, net	2,504,121	2,466,490
Other current assets	331,159	285,473
Total current assets	9,035,684	9,186,471
Property, plant, and equipment, at cost:
Land	23,723	23,547
Buildings and improvements	171,125	162,011
Machinery and equipment	1,322,470	1,250,115
	1,517,318	1,435,673
Less: Accumulated depreciation and amortization	(779,767)	(735,495)
Property, plant, and equipment, net	737,551	700,178
Investments in affiliated companies	75,985	73,376
Intangible assets, net	365,603	389,326
Cost in excess of net assets of companies acquired	2,418,958	2,368,832
Other assets	313,025	303,747
Total assets	$12,946,806	$13,021,930
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,644,655	$5,192,665
Accrued expenses	701,960	819,463
Short-term borrowings, including current portion of long-term debt	111,259	44,024
Total current liabilities	5,457,874	6,056,152

Long-term debt	2,619,003	2,380,575
Other liabilities	421,048	390,392
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2016 and 2015
Issued – 125,424 shares in both 2016 and 2015	125,424	125,424
Capital in excess of par value	1,092,323	1,107,314
Treasury stock (34,073 and 34,501 shares in 2016 and 2015, respectively), at cost	(1,475,671)	(1,480,069)
Retained earnings	4,914,985	4,674,480
Accumulated other comprehensive loss	(262,560)	(284,706)
Total shareholders' equity	4,394,501	4,142,443
Noncontrolling interests	54,380	52,368
Total equity	4,448,881	4,194,811
Total liabilities and equity	$12,946,806	$13,021,930

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Quarter Ended
	July 2, 2016	June 27, 2015
Cash flows from operating activities:
Consolidated net income	$135,338	$124,683
Adjustments to reconcile consolidated net income to net cash used for operations:
Depreciation and amortization	40,389	39,751
Amortization of stock-based compensation	10,398	12,086
Equity in earnings of affiliated companies	(2,227)	(1,903)
Deferred income taxes	5,114	14,115
Excess tax benefits from stock-based compensation arrangements	(807)	(185)
Other	1,492	2,844
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(467,492)	143,882
Inventories	(67,101)	(131,399)
Accounts payable	429,416	259,287
Accrued expenses	45,952	9,790
Other assets and liabilities	17,448	(11,917)
Net cash provided by operating activities	147,920	461,034

Cash flows from investing activities:
Cash consideration paid for acquired businesses	1,017	(337,585)
Acquisition of property, plant, and equipment	(39,075)	(37,670)
Other	(12,000)	-
Net cash used for investing activities	(50,058)	(375,255)
Cash flows from financing activities:
Change in short-term and other borrowings	67,141	(5,051)
Proceeds from (repayment of)long-term bank borrowings, net	(32,000)	82,800
Proceeds from exercise of stock options	9,139	1,898
Excess tax benefits from stock-based compensation arrangements	807	185
Repurchases of common stock	(28,149)	(77,863)
Net cash provided by financing activities	16,938	1,969
Effect of exchange rate changes on cash	(13,684)	6,680
Net increase in cash and cash equivalents	101,116	94,428
Cash and cash equivalents at beginning of period	394,655	305,293
Cash and cash equivalents at end of period	$495,771	$399,721

ARROW ELECTRONICS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six Months Ended
	July 2, 2016	June 27, 2015
Cash flows from operating activities:
Consolidated net income	$241,930	$230,774
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	81,322	76,913
Amortization of stock-based compensation	19,275	22,006
Equity in earnings of affiliated companies	(4,083)	(3,216)
Deferred income taxes	27,669	26,506
Excess tax benefits from stock-based compensation arrangements	(4,939)	(5,842)
Other	2,954	4,574
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	529,246	1,079,153
Inventories	(22,490)	(82,825)
Accounts payable	(606,678)	(1,020,150)
Accrued expenses	(114,741)	(99,366)
Other assets and liabilities	(38,137)	(9,089)
Net cash provided by operating activities	111,328	219,438

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(45,473)	(470,674)
Acquisition of property, plant, and equipment	(88,336)	(68,820)
Other	(12,000)	2,008
Net cash used for investing activities	(145,809)	(537,486)
Cash flows from financing activities:
Change in short-term and other borrowings	67,611	(3,817)
Proceeds from long-term bank borrowings, net	233,000	34,400
Net proceeds from note offering	-	688,162
Redemption of notes	-	(254,313)
Proceeds from exercise of stock options	14,844	14,474
Excess tax benefits from stock-based compensation arrangements	4,939	5,842
Repurchases of common stock	(46,833)	(156,424)
Other	(3,000)	(3,000)
Net cash provided by financing activities	270,561	325,324
Effect of exchange rate changes on cash	(13,399)	(7,910)
Net increase (decrease) in cash and cash equivalents	222,681	(634)
Cash and cash equivalents at beginning of year	273,090	400,355
Cash and cash equivalents at end of year	$495,771	$399,721

ARROW ELECTRONICS, INC. NON-GAAP SALES RECONCILIATION (In thousands) (Unaudited)

	Quarter Ended
	July 2, 2016	June 27, 2015	% Change

Consolidated sales, as reported	$5,972,101	$5,829,989	2.4%
Impact of changes in foreign currencies	-	(1,309)
Impact of acquisitions	-	163,354
Consolidated sales, as adjusted	$5,972,101	$5,992,034	(0.3%)

Global components sales, as reported	$3,832,972	$3,698,175	3.6%
Impact of changes in foreign currencies	-	(6,292)
Impact of acquisitions	-	96,352
Global components sales, as adjusted	$3,832,972	$3,788,235	1.2%

Europe components sales, as reported	$1,056,691	$986,735	7.1%
Impact of changes in foreign currencies	-	10,728
Impact of acquisitions	-	24,584
Europe components sales, as adjusted	$1,056,691	$1,022,047	3.4%

Asia components sales, as reported	$1,298,429	$1,237,865	4.9%
Impact of changes in foreign currencies	-	(15,840)
Impact of acquisitions	-	71,768
Asia components sales, as adjusted	$1,298,429	$1,293,793	0.4%

Global ECS sales, as reported	$2,139,129	$2,131,814	0.3%
Impact of changes in foreign currencies	-	4,983
Impact of acquisitions	-	67,002
Global ECS sales, as adjusted	$2,139,129	$2,203,799	(2.9%)

Europe ECS sales, as reported	$720,335	$678,278	6.2%
Impact of changes in foreign currencies	-	13,608
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$720,335	$691,886	4.1%

Americas ECS sales, as reported	$1,418,794	$1,453,536	(2.4%)
Impact of changes in foreign currencies	-	(8,624)
Impact of acquisitions	-	67,002
Americas ECS sales, as adjusted	$1,418,794	$1,511,914	(6.2%)

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Six Months Ended
	July 2, 2016	June 27, 2015	% Change

Consolidated sales, as reported	$11,446,278	$10,832,374	5.7%
Impact of changes in foreign currencies	-	(61,267)
Impact of acquisitions	38,437	531,508
Consolidated sales, as adjusted	$11,484,715	$11,302,615	1.6%

Global components sales, as reported	$7,508,901	$7,044,938	6.6%
Impact of changes in foreign currencies	-	(46,059)
Impact of acquisitions	-	313,757
Global components sales, as adjusted	$7,508,901	$7,312,636	2.7%

Europe components sales, as reported	$2,115,123	$1,909,996	10.7%
Impact of changes in foreign currencies	-	(12,803)
Impact of acquisitions	-	98,666
Europe components sales, as adjusted	$2,115,123	$1,995,859	6.0%

Asia components sales, as reported	$2,476,297	$2,263,779	9.4%
Impact of changes in foreign currencies	-	(28,218)
Impact of acquisitions	-	211,745
Asia components sales, as adjusted	$2,476,297	$2,447,306	1.2%

Global ECS sales, as reported	$3,937,377	$3,787,436	4.0%
Impact of changes in foreign currencies	-	(15,208)
Impact of acquisitions	38,437	217,751
Global ECS sales, as adjusted	$3,975,814	$3,989,979	(0.4%)

Europe ECS sales, as reported	$1,327,783	$1,259,941	5.4%
Impact of changes in foreign currencies	-	6,108
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$1,327,783	$1,266,049	4.9%

Americas ECS sales, as reported	$2,609,594	$2,527,495	3.2%
Impact of changes in foreign currencies	-	(21,317)
Impact of acquisitions	38,437	217,751
Americas ECS sales, as adjusted	$2,648,031	$2,723,929	(2.8%)

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Operating income, as reported	$223,592	$206,943	$404,956	$384,377
Intangible assets amortization expense	14,446	13,917	27,359	25,024
Restructuring, integration, and other charges	16,106	17,147	36,894	33,343
Operating income, as adjusted	$254,144	$238,007	$469,209	$442,744

Net income attributable to shareholders, as reported	$134,270	$123,932	$240,505	$229,990
Intangible assets amortization expense	13,562	13,917	26,475	25,024
Restructuring, integration, and other charges	16,106	17,147	36,894	33,343
Loss on prepayment of debt	-	-	-	2,943
(Gain)/loss on investments	-	1,500	-	(508)
Tax effect	(11,197)	(7,579)	(18,910)	(14,079)
Net income attributable to shareholders, as adjusted	$152,741	$148,917	$284,964	$276,713

Net income per basic share, as reported	$1.46	$1.30	$2.62	$2.40
Intangible assets amortization expense	.15	.15	.29	.26
Restructuring, integration, and other charges	.18	.18	.40	.35
Loss on prepayment of debt	-	-	-	.03
(Gain)/loss on investments	-	.02	-	-
Tax effect	(.12)	(.08)	(.21)	(.15)
Net income per basic share, as adjusted	$1.66	$1.56	$3.11	$2.89

Net income per diluted share, as reported	$1.45	$1.28	$2.59	$2.37
Intangible assets amortization expense	.15	.14	.29	.26
Restructuring, integration, and other charges	.17	.18	.40	.34
Loss on prepayment of debt	-	-	-	.03
(Gain)/loss on investments	-	.02	-	-
Tax effect	(.12)	(.08)	(.20)	(.15)
Net income per diluted share, as adjusted	$1.65	$1.54	$3.07	$2.86

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC. SEGMENT INFORMATION (In thousands) (Unaudited)

	Quarter Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Sales:
Global components	$3,832,972	$3,698,175	$7,508,901	$7,044,938
Global ECS	2,139,129	2,131,814	3,937,377	3,787,436
Consolidated	$5,972,101	$5,829,989	$11,446,278	$10,832,374

Operating income (loss):
Global components	$178,385	$169,817	$349,155	$334,712
Global ECS	109,399	98,394	187,611	165,911
Corporate (a)	(64,192)	(61,268)	(131,810)	(116,246)
Consolidated	$223,592	$206,943	$404,956	$384,377

(a)

Includes restructuring, integration, and other charges of $16.1 million and $36.9 million for the second quarter and six months ended 2016 and $17.1 million and $33.3 million for the second quarter and six months ended 2015, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Six Months Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Global components operating income, as reported	$178,385	$169,817	$349,155	$334,712
Intangible assets amortization expense	8,545	7,146	16,445	12,928
Global components operating income, as adjusted	$186,930	$176,963	$365,600	$374,640

Global ECS operating income, as reported	$109,399	$98,394	$187,611	$165,911
Intangible assets amortization expense	5,901	6,771	10,914	12,096
Global ECS operating income, as adjusted	$115,300	$105,165	$198,525	$178,007

CONTACT:
Arrow Electronics, Inc.
Steven O’Brien, 303-824-4544
Director, Investor Relations
or
Media Contact:
John Hourigan, 303-824-4586
Vice President, Global Communications